UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 3, 2000

Date of Earliest Event Reported: July 19, 2000

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Blvd., Suite #400
Cupertino, CA    95014
 (Address of principal executive offices)

Registrant's telephone number, including area code: (408) 517-6100

N/A

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

To jump to a section, double-click on the section name.

8-K/A

Page No.

Item 2. Acquisition or Disposal of Assets	**
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits	**
Balance Sheet	**
Income Statement	**
Stockholders' Equity	**
Cash Flow Statement	**
Table 5	**
Table 6	**
Table 7	**
Table 8	**
Table 9	**
Item 7(b)	**
Table 10	**
Table 11	**
Table 12	**
Income Statement2	**
Signatures	**

Item 2. Acquisition or Disposition of Assets
On July 19, 2000 Chordiant Software (the "Company"), Inc., a Delaware corporation, completed its acquisition of White Spider Software, Inc.  Further details are contained in the Company's press release dated July 20, 2000, attached as an exhibit hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  Financial Statements of Business Acquired.

  REPORT OF INDEPENDENT ACCOUNTANTS

  To the Board of Directors and Stockholders of White Spider Software, Inc.

  In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of White Spider Software, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of White Spider Software, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  PricewaterhouseCoopers LLP
  September 8, 2000
  San Jose, California

  WHITE SPIDER SOFTWARE, INC.

  BALANCE SHEETS

                                                                   December 31,     June 30,
                                                                       1999           2000
                                                                   -------------  -------------
                          Assets
Current Assets:
  Cash and cash equivalents.......................................      $17,147         65,710
  Accounts receivable, net........................................       34,627         61,674
  Prepaid expeneses and other current assets......................        2,166         35,999
                                                                   -------------  -------------
     Total current assets.........................................       53,940        163,383

Property and equipment, net.......................................       11,980         24,585
                                                                   -------------  -------------
                                                                        $65,920       $187,968
                                                                   =============  =============

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable--third parties.................................         $115         $5,590
  Accrued expenses................................................        5,177         41,561
  Borrowings......................................................         --           45,000
  Notes payable, current..........................................       33,318              0
                                                                   -------------  -------------
     Total current liabilities....................................       38,610         92,151

Commitments (Note 7)

Stockholders' Equity:
  Common Stock: $0.01 par value: 10,000,000 shares
  authorized at December 31, 1999 and June 30, 2000;
  100,000 and 4,728,290 (unaudited) shares issued and outstanding
  at December 31, 1999 and June 30, 2000 respectively.............          100         19,383
  Additional paid-in capital......................................        3,844        470,562
  Retained earnings (accumulated deficit).........................       23,366       (119,737)
  Deferred stock-based compensation...............................         --         (274,391)
                                                                   -------------  -------------
     Total stockholders' equity...................................       27,310         95,817
                                                                   -------------  -------------
                                                                        $65,920       $187,968
                                                                   =============  =============

  The accompanying notes are an integral part of these financial statements.

  WHITE SPIDER SOFTWARE, INC.

  STATEMENT OF OPERATIONS

                                                     Year Ended         Six Months Ended
                                                    December 31,            June 30,
                                                                 -------------------------
                                                        1999         1999         2000
                                                    ------------ ------------ ------------

Service revenue....................................     $65,528         --       $281,028

Cost of service revenue (exclusive of stock-based
   compensation expense of $70,812 in 2000)........      12,295         --        108,607
                                                    ------------ ------------ ------------
Gross profit.......................................      53,233            0      172,421
                                                    ------------ ------------ ------------
Operating expenses:
 Research and development (exclusive of stock-based
   compensation expense of $46,482 in 2000)........      12,986         --        114,468
 Sales and marketing...............................        --                      33,118
 General and administrative........................      13,209          470       49,880
 Stock-based compensation..........................        --           --        117,294
                                                    ------------ ------------ ------------
     Total operating expenses......................      26,195          470      314,760
                                                    ------------ ------------ ------------
Income/(loss) from operations......................      27,038         (470)    (142,339)
Interest expense...................................        --           --           (764)
                                                    ------------ ------------ ------------
Net income (loss)..................................     $27,038        ($470)   ($143,103)
                                                    ============ ============ ============

  The accompanying notes are an integral part of these financial statements.

  WHITE SPIDER SOFTWARE, INC.
  STATEMENT OF STOCKHOLDERS' EQUITY
  YEARS ENDED DECEMBER 31, 1998 AND 1999 AND SIX MONTHS ENDED JUNE 30,2000

                                                                                   Retained
                                                                      Additional   Earnings      Deferred       Total
                                             Common Stock              Paid-In   (Accumulated  Stock-based   Stockholders
                                                Shares      Amount     Capital     Deficit)    Compensation     Equity
                                             ------------  ---------  ---------  ------------  ------------  ------------
Balance at December 31, 1998                    $100,000       $100     $3,844       ($3,672)         --            $272

Net income                                          --            --         --       27,038          --          27,038
                                             ------------  ---------  ---------  ------------  ------------  ------------
Balance at December 31, 1999                     100,000        100      3,844        23,366          --          27,310

Common Stock issued to founders upon
  cancellation of notes payable (unaudited)    3,000,000      3,000          --         --            --           3,000
Common Stock issued to employees upon
  cancellation of notes payable (unaudited)       20,790        208      8,108          --            --           8,316
Common Stock issued to employees
  for services (unaudited)                     1,400,000     14,000          --         --            --          14,000
Common Stock issued for cash (unaudited)         207,500      2,075     80,925          --            --          83,000
Deferred stock-based compensation (unaudited)       --            --   377,685          --        (377,685)         --
Stock-based compensation expense (unaudited)        --            --         --         --         103,294       103,294
Net loss (unaudited)                                --            --         --     (143,103)         --        (143,103)
                                             ------------  ---------  ---------  ------------  ------------  ------------
Balance at June 30, 2000 (unaudited)          $4,728,290    $19,383   $470,562     ($119,737)    ($274,391)      $95,817
                                             ============  =========  =========  ============  ============  ============

  The accompanying notes are an integral part of these financial statements.

  WHITE SPIDER SOFTWARE, INC.

  STATEMENTS OF CASH FLOWS

                                                          Year Ended      Six Months Ended
                                                        December 31,         June 30,
                                                                    -----------------------
                                                           1999        1999        2000
                                                        ----------- ----------- -----------
                                                                            (UNAUDITED)
Cash flows from operating activities:
 Net income (loss).....................................    $27,038       ($470)  ($143,103)
 Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
  Depreciation and amortization........................        563         --        3,747
  Stock compensation expense...........................        --          --      117,294
  Changes in assets and liabilities:
   Accounts receivable.................................    (34,627)        --      (27,047)
   Prepaid expenses and other current assets...........     (1,994)       (237)    (33,833)
   Accounts payable....................................        115         --        5,475
   Accrued liabilities.................................      5,177         --       36,384
                                                        ----------- ----------- -----------
     Net cash used in operating activities.............     (3,728)       (707)    (41,083)
                                                        ----------- ----------- -----------
Cash flows from investing activities:
 Purchases of property and equipment...................    (12,543)        --      (16,352)
                                                        ----------- ----------- -----------
     Net cash provided used in investing activities....    (12,543)        --      (16,352)
                                                        ----------- ----------- -----------
Cash flows from financing activities:
 Proceeds from issuance of common stock................        --          --       83,000
 Proceeds from (repayment of) note payable.............     33,318       1,006         --
 Repayment of note payable.............................        --          --      (22,002)
 Proceeds from bank borrowings.........................        --          --       45,000
                                                        ----------- ----------- -----------
     Net cash provided by financing activities.........     33,318       1,006     105,998
                                                        ----------- ----------- -----------
Net increase in cash and cash equivalents..............     17,047         299      48,563

Cash and cash equivalents at beginning of period.......        100         100      17,147
                                                        ----------- ----------- -----------
Cash and cash equivalents at end of period.............    $17,147        $399     $65,710
                                                        =========== =========== ===========

  The accompanying notes are an integral part of these financial statements.

  WHITE SPIDER SOFTWARE, INC.

  NOTES TO FINANCIAL STATEMENTS

  Note 1 - The Company and Summary of Significant Accounting Policies:

  The Company

  White Spider Software, Inc. (the "Company"), provides software consulting services, including contract software development, technology planning and strategy services. Recently, the Company has shifted its focus to development its first knowledge management software product, the Integrated Knowledge Network ("INN"). The INN will allow organizations to retain and leverage knowledge and enable collaborations in support of customer relationship management. The Company was incorporated in Delaware on July 21, 1998.

  Unaudited interim results

  The financial information as of June 30, 2000 and for each of the six month period ended June 30, 1999 and 2000, together with the related notes, are unaudited. The unaudited interim financial information have been prepared on the same basis as the financial statements as of December 31, 1999 and for the year then ended and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's results of operations and its cash flow for each of the six month periods ended June 30, 1999 and 2000. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

  Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Stock split

  On January 24, 2000, the Company's Board of Directors approved a ten-for-one Common Stock split. All share numbers in these financial statements and notes thereto for all periods presented have been adjusted to reflect the ten-for-one Common Stock split.

  Revenue recognition

  The Company derives its revenues primarily from consulting service agreements (both fixed-price and time-and-materials agreements). Revenues are recognized over the period of each engagement using primarily the percentage-of-completion method using labor hours incurred as a measure of progress towards completion. Provision for contract adjustments and losses are recorded in the period such adjustments are identified.

  Software development costs

  Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development process, technological feasibility is established upon successful development of a working model. For all periods presented herein, technological feasibility has not been achieved. Accordingly, the Company has charged all such costs to research and development expense.

  Cash equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Fair value of financial instruments

  The Company's financial instruments including cash and cash equivalents, accounts receivable, other current assets, accounts payable, notes payable, borrowings and other accrued liabilities are carried at cost, which approximates fair value due to the short maturities of these instruments.

  Concentration of credit risk

  All of the Company's cash and cash equivalents are invested in deposits with one major financial institution in the United States. Deposits with this bank may exceed the amount of insurance cover provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents to date.

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

  The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                                                  Six Months
                                                      Year Ended     Ended
                                                     December 31,  June 30,
                                                         1999        2000
                                                     ------------ -----------
                                                                  (UNAUDITED)

Customer A                                                    81%         87%

  At December 31, 1999, one customer accounted for 94% of total accounts receivable. At June 30, 2000, one customer accounted for 96% (unaudited) of total accounts receivable.

  Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 to 5 years.

  Long-lived assets

  The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

  Segment information

  Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company identifies its operating segments based on business activities, management responsibility and geographical location. For all periods presented, the Company operated in a single business segment in the United States.

  Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board Interpretation ("FIN") No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's Common Stock and the exercise price. SFAS 123 defines a "fair value" based method of accounting for an employee stock option or similar equity investment. The pro forma disclosures of the difference between the compensation expense included in net loss and the related cost measured by the fair value method are presented in Note 11. The Company accounts for equity instruments issued to nonemployees in accordance with provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

  Recent accounting pronouncements

  In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. The Company believes the adoption of this pronouncement will have no material impact on the Company's financial position and results of operations.

  In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B to defer the effective date of implementation of SAB No. 101 until the fourth quarter of fiscal 2000. The Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operations.

  In March 2000, the FASB issued interpretation No. 44, Accounting for Certain Transactions Involving Compensation - an interpretation of APB Opinion No. 25 ("FIN 44"). FIN 44 clarifies the application of Accounting Practice Board Opinion No. 25, Accounting for Stock Issued to Employees. FIN 44 is effective July 1, 2000. The Company believes that FIN 44 will not have a material effect on its financial position or results of operations.

  Note 2 - Supplemental Cash Flow Information:

                                                        Year Ended         Six Months Ended
                                                     December 31,           June 30,
                                                         1999        1999        2000
                                                     ------------ ----------- -----------
                                                                          (UNAUDITED)
Supplemental cash flow information:

  Cash paid for interest                                      $0          $0        $764
                                                     ------------ ----------- -----------
Supplemental noncash investing and financing activity:

  Common Stock issued to founders upon
   cancellation of notes payable                              $0          $0      $3,000
                                                     ------------ ----------- -----------
  Common Stock issued to employees upon
   cancellation of notes payable                              $0          $0      $8,316
                                                     ------------ ----------- -----------
  Issuance of Common Stock for employee services              $0          $0     $14,000
                                                     ------------ ----------- -----------

  Note 3 - Balance Sheet Components:

                                                     December 31,  June 30,
                                                         1999        2000
                                                     ------------ -----------
                                                                  (UNAUDITED)
Accounts receivable:
  Accounts receivable                                    $34,627     $57,924
  Unbilled fees and services                                --         3,750
                                                     ------------ -----------
                                                         $34,627     $61,674
                                                     ============ ===========
Property and equipment, net:
  Computer equipment                                     $12,096     $24,173
  Furniture and fixtures                                     447       4,722
                                                     ------------ -----------
                                                          12,543      28,895
  Less:  Accumulated depreciation and amortization          (563)     (4,310)
                                                     ------------ -----------
                                                         $11,980     $24,585
                                                     ============ ===========
Accrued liabilities:
  Payroll and related expenses                            $2,279      $9,837
  Legal                                                     --        31,595
  Other                                                    2,898         129
                                                     ------------ -----------
                                                          $5,177     $41,561
                                                     ============ ===========

  Note 4 - Related Party Transactions:

  In March 1999, the President of the Company loaned money to the Company in a form of an interest free notes payable (the "Loan") for the principal sum of $25,000. The Loan can be repaid at any time without penalty.

  During the six months ended June 30, 2000, the Company issued Common Stock and paid cash in full settlement of the Loan.

  Note 5 - Income Taxes:

  The primary components of the net deferred tax assets are as follows:

                                                     December 31,  June 30,
                                                         1999        2000
                                                     ------------ -----------
                                                                  (UNAUDITED)
Deferred tax assets:
  Net operating loss carryforwards                            $0     $10,050
  Research credits                                           593         593
  Depreciation and amortization                               26          26
                                                     ------------ -----------
                                                             619      10,669
                                                     ------------ -----------
Deferred tax liabilities:
  Unbilled revenue                                            $0     ($1,275)
                                                     ------------ -----------

Net deferred tax assets                                      619       9,394
Valuation allowance                                         (619)     (9,394)
                                                     ------------ -----------
                                                              $0          $0
                                                     ============ ===========

  Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

  At June 30, 2000, the Company had approximately $29,559 (unaudited) of federal and $0 (unaudited) of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2020. The Company underwent an ownership change and as such is limited on the amount of net operating losses than can be used each year under the Tax Reform Act of 1986. The limitation is greater than the amount of net operating loss. Therefore, the net operating loss will be available to offset future taxable income without limitation.

  Note 6 - Borrowings:

  Line of credit

  At June 30, 2000, the Company had $45,000 outstanding and due under a line of credit with a financial institution. The line of credit provides for borrowings of up to $50,000 which are secured by personal collateral of the President. The line of credit is repayable on demand and bears interest at a rate of 11% per annum. Under the line of credit, the Company is required to maintain the following financial covenants: the Company shall not incur any indebtedness other than to the financial institution granting the line of credit, the Company shall not create any lien on any of its assets, the Company shall not sell any accounts receivable or financial instruments and the Company shall not make any distributions.

  Notes payable

  Notes payable consists of amounts payable to the President and employees as follows:

                                                     December 31,  June 30,
                                                         1999        2000
                                                     ------------ -----------
                                                                  (UNAUDITED)

President and founder                                    $25,002          $0
Employees                                                  8,316         --
                                                     ------------ -----------
                                                          33,318         --
Less:  Current portion                                    33,318         --
                                                     ------------ -----------
Long term portion                                             $0          $0
                                                     ============ ===========

  Note 7 - Commitments:

  Royalty obligations

  Under an agreement signed with IBM in June 2000, the Company is required to pay an annual fee of $3,000 and royalties of 2% of all license revenues generated from selling IBM software. As at June 30, 2000, no such sales have as yet been made.

  Leases

  The Company leases office space and equipment under noncancelable operating leases with various expiration dates through October 2000. Rent expense for the six months ending June 30, 1999, the year ended December 31, 1999 and the six months ending June 30, 2000 was nil, $1,383 and $5,530, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating leases, including lease commitments entered into subsequent to June 30, 2000, are as follows:

                                                      Operating
                                                        Leases
                                                     ------------
Total minimum lease payments, six months
 ended June 30, 2000                                      $9,900
                                                     ============

  Note 8 - Stock Option Plans:

  In 2000, the Company adopted the 2000 Stock Incentive Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 2,000,000 shares of Common Stock for issuance under the Plan as of June 30, 2000.

  Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of 10 years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

  Activity under the Plan is as follows:

                                                                    Options Outstanding
                                                                    -------------------
                                                                               Weighted
                                                        Shares                  Average
                                                      Available                Exercise
                                                      for Grant     Shares       Price
                                                     ------------ ----------- -----------
Balance at December 31, 1999                                --           --          --

Shares reserved in 2000                                  1500000         --         0.01
Additional shares reserved                                500000         --         0.01
Options granted                                       (1,710,000)    1710000        0.01
                                                     ------------ -----------
Balance at June 30, 2000 (unaudited)                      290000     1710000       $0.01
                                                     ============ ===========

  Information regarding options outstanding and exercisable at June 30, 2000 (unaudited) is as follows:

                    Options Outstanding     Options Vested and Exercisable
          --------------------------------- -----------------------------
                       Weighted
                        Average   Weighted      Number        Weighted
                       Remaining   Average      Vested        Average
Exercise    Number    Contractual Exercise       and          Exercise
  Price   Outstanding Life (Years)  Price    Exercisable       Price
--------- ----------- ----------- --------- -------------- --------------
    0.01     1710000        9.42      0.01              0           0.01

  Fair value disclosure

  The Company elected to adopt the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The Company, however, applies APB Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options granted to employees under the 2000 Plan. Had compensation cost for the Plan been determined based on the fair value of the options at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss would not have been materially different from the reported net loss in 2000.

  The fair value of each option grant is estimated on the date of grant using the minimum value method with following weighted average assumptions used for grants:

Risk-free interest rate                              6.68% - 6.70
Expected life of option                                   5 years
Expected dividends                                            nil
Volatility                                                     0%

  The expected average life is based on the assumption that stock options on average are exercised once they are fully vested. The risk-free interest rate was calculated in accordance with the grant date and expected life calculated.

  Note 10 subsequent event:

  On July 19, 2000, the Company was acquired by Chordiant Software, Inc. Under the terms of the acquisition, Chordiant issued 476,515 shares of its Common Stock in exchange for all outstanding shares and assumed stock options. The purchase price is estimated at approximately $6.2 million.

  Item 7(b)

  CHORDIANT SOFTWARE, INC.

  UNAUDITED PRO FORMA COMBINED FINANCIAL SATEMENTS

  (In thousands, except share and per share information)

  On July 19, 2000, Chordiant Software, Inc. ("Chordiant") and White Spider, Inc. ("White Spider") entered into a stock purchase agreement (the "Agreement"). Under the terms of the Agreement, Chordiant will issue 349,954 shares of common stock in exchange for the 4,728,290 shares of White Spider' common stock outstanding as of the date of the acquisition. In addition, employee options to purchase approximately 1,710,000 shares of White Spider' common stock will be assumed by Chordiant and will become options to purchase 126,562 shares of Chordiant' common stock. This transaction will be accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, Business Combinations. Total consideration for the transaction is estimated as follows:

  Shares of Chordiant common stock                                           $5,904
  Options to purchase Chordiant common stock                                  2,122
      Less Intrinsic value of unvested options allocated to
  deferred stock-based compensation                                           (2,033)
  Direct acquisition cost                                                        200
                                                                              ------
                                                                                $6,193
                                                                              ------

  The value of the options included in the purchase price was determined using the Black-Scholes option pricing model. In accordance with FIN 44, Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB 25, unvested stock options granted by Chordiant in exchange for options held by White Spider will be considered part of the purchase price paid by Chordiant. However, to the extent that service will be required subsequent to the date of the acquisition in order to vest in the replacement options, a portion of the intrinsic value of the unvested options will be deducted from the fair value of the options issued and allocated to unearned compensation. The amount allocated to deferred stock-based compensation will be based on the portion of the intrinsic value of the replacement options at the acquisition date related to future vesting period and will be recognized as compensation expense over the remaining future vesting period.

  The accompanying unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of Chordiant as of June 30, 2000 with the unaudited consolidated balance sheet of White Spider as of the same date, and gives effect to the acquisition of white Spider as if it occurred on such date.

  The accompanying unaudited pro forma combined statements of operations combine Chordiant statements of operations for the year ended December 31, 1999, and for the six months ended June 30, 2000 with the statements of operations of White Spider for the same periods and gives effect to the acquisition as if it occurred on January 1, 1999.

  These unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Chordiant and White Spider been a combined company during the periods presented. The unaudited pro forma combined financial statements should be read in conjunction with the unaudited consolidated financial statements of Chordiant included in Chordiant's quarterly report on Form 10-Q for the quarter ended June 30, 2000, the audited consolidated financial statements of Chordiant included in Chordiant Annual Report on Form 10-K for the year ended December 31, 1999 and the unaudited consolidated financial statements of White Spider contained elsewhere in this Form 8-K.

  CHORDIANT SOFTWARE, INC.

  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
  As of June 30, 2000
  (amounts in thousands)

                                                                                    Pro Forma        Pro Forma
                                                      Chordiant    White Spider   Adjustments      Combined
                                                    -------------  -------------  -----------      ---------
Assets
Current Assets:
  Cash and cash equivalents........................      $66,148            $66            --       $66,214
  Short-term investments...........................        8,322              --           --         8,322
  Accounts receivable--third parties, net..........       20,307             61          (54)   (7)  20,314
  Accounts receivable--related parties.............        1,211              --           --         1,211
  Other current assets.............................        6,018             36            --         6,054
                                                    -------------  -------------  -----------      ---------
     Total current assets..........................      102,006            163          (54)       102,115

Property and equipment, net........................        3,606             25            --         3,631
Accounts receivable - third parties, non current...        4,557              --           --         4,557
Goodwill and intangible assets, net                            --             --       5,367    (1)   5,367
Other assets.......................................          531              --           --           531
                                                    -------------  -------------  -----------      ---------
                                                        $110,700           $188       $5,313       $116,201
                                                    =============  =============  ===========      =========

Liabilities and Stockholders' Equity

Current Liabilities:
  Borrowings.......................................       $1,097            $45            --        $1,142
  Accounts payable--third parties..................        2,737              6          (54)   (7)   2,689
  Accrued expenses.................................        7,621             41          200    (2)   7,862
  Deferred revenue.................................       19,409              --           --        19,409
                                                    -------------  -------------  -----------      ---------
     Total current liabilities.....................       30,864             92          146         31,102

Borrowings, long-term..............................          134              --           --           134
Deferred revenue, non current......................       11,393              --           --        11,393
Other liabilities..................................          247              --           --           247
                                                    -------------  -------------  -----------      ---------
     Total liabilities.............................       42,638             92          146         42,876
                                                    -------------  -------------  -----------      ---------

Stockholders' Equity:
  Common stock.....................................           37             19          (15)(3)(4)      41
  Additional paid-in capital.......................      161,225            471        6,821 (3)(4) 168,517
  Note receivable from stockholder.................       (1,862)             --           --        (1,862)
  Unearned compensation............................       (7,727)          (120)      (1,913)(3)(5)  (9,760)
  Accumulated deficit..............................      (83,611)          (274)         274    (3) (83,611)
                                                    -------------  -------------  -----------      ---------
     Total stockholders' equity
       (deficit)...................................       68,062             96        5,167         73,325
                                                    -------------  -------------  -----------      ---------
                                                        $110,700           $188       $5,313       $116,201
                                                    =============  =============  ===========      =========

  See Notes to Unaudited Pro Forma Combined Financial Statements.

  CHORDIANT SOFTWARE, INC.

  UNAUDITED PRO FORMA COMBINDED STATEMENT OF OPERATIONS
  (in thousands, except share and per share data)

                                                               Year ended December 31, 1999
                                              -----------------------------------------------------
                                                                         Pro Forma      Pro Forma
                                               Chordiant   White Spider Adjustments      Combined
                                              ------------ ------------ ------------   ------------
Net revenues:
 License--third parties......................      $5,938         --           --           $5,938
 License--related parties....................       2,069         --           --            2,069
 Service--third parties......................       9,007           66          (54)(7)      9,019
 Service--related parties....................         574         --           --              574
                                              ------------ ------------ ------------   ------------
     Total net revenues......................      17,588           66          (54)        17,600

Cost of net revenues:
 License--third parties......................         263         --           --              263
 License--related parties....................         134         --           --              134
 Service--third parties......................      13,999           13          (54)(7)     13,958
 Service--related parties....................         353         --           --              353
                                              ------------ ------------ ------------   ------------
     Total cost of net revenues..............      14,749           13          (54)        14,708
                                              ------------ ------------ ------------   ------------
Gross profit.................................       2,839           53            0          2,892
                                              ------------ ------------ ------------   ------------
Operating expenses:
 Sales and marketing.........................      13,368         --           --           13,368
 Research and development....................       6,494           13         --            6,507
 General and administrative..................       2,668           13         --            2,681
 Stock-based compensation....................       2,660         --            530 (6)      3,190
 Amortization of intagible assets............        --           --          1,789 (5)      1,789
                                              ------------ ------------ ------------   ------------
     Total operating expenses................      25,190           26        2,319         27,535
                                              ------------ ------------ ------------   ------------
Loss from operations.........................     (22,351)          27       (2,319)       (24,643)
Interest expense.............................      (1,067)        --           --           (1,067)
Other income (expense), net..................         281         --           --              281
                                              ------------ ------------ ------------   ------------
Net loss.....................................     (23,137)          27       (2,319)       (25,429)
                                              ============ ============ ============   ============
Pro forma net loss per share:
 Basic and diluted...........................      ($4.34)                                  ($4.48)
                                              ============                             ============
Shares used to compute pro forma net loss per share
 Basic and diluted...........................   5,326,831                   349,954 (8)  5,676,785
                                              ============              ============   ============

  See Notes to Unaudited Pro Forma Combined Financial Statements.

  CHORDIANT SOFTWARE, INC.

  UNAUDITED PRO FORMA COMBINDED STATEMENT OF OPERATIONS
  (in thousands, except share and per share data)

                                                              Six months ended June 30, 2000
                                              -----------------------------------------------------
                                                                         Pro Forma      Pro Forma
                                               Chordiant   White Spider Adjustments      Combined
                                              ------------ ------------ ------------   ------------
Net revenues:
 License--third parties......................      $3,724         --           --           $3,724
 License--related parties....................       1,695         --           --            1,695
 Service--third parties......................       3,080          281         (245)(7)      3,116
 Service--related parties....................       3,910         --           --            3,910
                                              ------------ ------------ ------------   ------------
     Total net revenues......................      12,409          281         (245)        12,445

Cost of net revenues:
 License--third parties......................         184         --           --              184
 License--related parties....................          39         --           --               39
 Service--third parties......................       6,342          109         (245)(7)      6,206
 Service--related parties....................       1,018         --              0          1,018
                                              ------------ ------------ ------------   ------------
     Total cost of net revenues..............       7,583          109         (245)         7,447
                                              ------------ ------------ ------------   ------------
Gross profit.................................       4,826          172            0          4,998
                                              ------------ ------------ ------------   ------------
Operating expenses:
 Sales and marketing.........................      10,076           33         --           10,109
 Research and development....................      10,410          114         --           10,524
 General and administrative..................       2,379           50         --            2,429
 Stock-based compensation....................       4,309          117          265 (6)      4,691
 Amortization of intagible assets............        --           --            155 (5)        155
                                              ------------ ------------ ------------   ------------
     Total operating expenses................      27,174          314          420         27,908
                                              ------------ ------------ ------------   ------------
Loss from operations.........................     (22,348)        (142)        (420)       (22,910)
Interest expense.............................        (220)          (1)        --             (221)
Other income (expense), net..................       1,521         --           --            1,521
                                              ------------ ------------ ------------   ------------
Net loss.....................................    ($21,047)       ($143)       ($420)      ($21,610)
                                              ============ ============ ============   ============
Pro forma net loss per share:
 Basic and diluted...........................      ($0.71)                                  ($0.72)
                                              ============                             ============
Shares used to compute pro forma net loss per share
 Basic and diluted...........................  29,491,815                   349,954 (8) 29,841,769
                                              ============              ============   ============

  See Notes to Unaudited Pro Forma Combined Financial Statements.

  CHORDIANT SOFTWARE, INC.

  NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

  Pro Forma Adjustments and Assumptions

  The unaudited pro forma combined financial statements have been prepared on the basis of assumptions relating to the allocation of consideration paid for the assets and liabilities based on primarily estimates of their fair value. The actual allocation of the consideration for the acquisition to the tangible and identifiable intangible assets acquired and liabilities assumed will be based on the basis of their estimated fair values on the effective date of the acquisition and may differ from those assumptions reflected in the unaudited combined financial statements after final valuations have been completed. Chordiant does not expect that the final allocation of the purchase price will differ materially from the primarily allocation. Assuming that the acquisition of White Spider had occurred on June 30, 2000, the purchase price allocation would have been as follows:

  Fair value of assets acquired and liabilities assumed            $92
  In process technology                                             734
  Workforce-in-place                                                198
  Goodwill                                                        5,169
                                                                  -----
                                                                 $6,193
                                                                  -----

  Tangible assets of White Spider acquired principally include cash and cash equivalents, accounts receivable, fixed assets and other assets. Liabilities of White Spider assumed principally include borrowing, accounts payables and accrued expenses.

  The value of the purchase in-process technology was determined by estimating the projected net cash flows related to the product, determined based upon Chordiant's estimates of costs to complete the development of the technology and the future revenue to be earned upon commercialization of the products. The estimated stage of completion (expressed as a percentage of completion) for each project was calculated and then was applied to the net cash flow for the product. The cash flows were then discounted back to their net present value.

  The value attributed to in process technology will be charged to expense in the period the acquisition is consummated but has not been reflected in the Chordiant Unaudited combined Statements of operations as it is non-recurring in nature.

  The write-off will be necessary because the acquired in-process technology has not yet reached technological feasibility and has no future alternatives uses. The product under development may not achieve commercial viability. The nature of the efforts required to develop the purchased in-process technology into a commercially viable product principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its designed specifications, including functions, features and technical performance requirements.

  The value allocated to the assembled workforce is attributable to the White Spider workforce in place after the acquisition which eliminates the need to hire new replacement employees. The value was determined by estimating the cost involved in assembling a new workforce including costs of salaries, benefits, training and recruiting.

  The excess of purchase price over tangible and identifiable intangible assets acquired and liabilities assumed will be recorded as goodwill.

  The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

    To reflect the issuance of shares and options for the acquisition of White Spider by Chordiant as if the acquisition occurred on June 30, 2000.
    To record the accrual of estimated costs resulting from the Acquisition. It is anticipated that Chordiant will incur charges related to the business combination with White Spider currently estimated to be $200. Actual amounts ultimately incurred could differ from estimated amounts.
    To eliminate White Spider historical net assets
    To record a portion of the unvested options' intrinsic value of the replacement options as deferred stock-based compensation. Unvested options granted by Chordiant in exchange for outstanding unvested options held by employees of White Spider were included in the calculation of the purchase price. To the extent that service is required after the consummation date in order to vest in the replacement options, a portion of the unvested options' intrinsic value was allocated to deferred stock-based compensation and amortized over the remaining vesting period. To determine the amount of unearned compensation cost, the aggregate intrinsic value of the replacement options was multiplied by the ratio of the remaining service period to the total service period.
    To record the amortization expense associated with intangible assets over their estimated useful life of three years as if the acquisition had occurred on January 1, 1999.
    To record amortization of unearned compensation resulting from the unvested options issued by Chordiant over the remaining vesting period as if the acquisition had occurred on January 1, 1999.
    To eliminate intercompany transactions
    Pro forma weighted average number of shares include common stock issued by Chordiant to acquired White Spider as if the acquisition had occurred on January 1, 1999

  SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Signature	Title	Date
/s/ Steven R. Springsteel Steven R. Springsteel	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 3, 2000